UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2019 (December 9, 2019)

LITHIA MOTORS INC

(Exact name of registrant as specified in its charter)

Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett Street, Medford, Oregon	97501
(Address of principal executive offices)	(Zip Code)

(541) 776-6401

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Indenture and 4.625% Senior Notes due 2027

On December 9, 2019, Lithia Motors, Inc. (the “Company”) completed a private offering of $400 million aggregate principal amount of its 4.625% Senior Notes due 2027 (the “Senior Notes”) that was exempt from the registration requirements of the Securities Act of 1933, as amended.

The Senior Notes were issued pursuant to an indenture dated as of December 9, 2019 (the “Indenture”), among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and the subsidiary guarantors named therein (the “Guarantors”). The Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future restricted subsidiaries that is a borrower under or that guarantees obligations under the Company’s credit facility or other indebtedness of the Company or any subsidiary guarantor. A copy of the Indenture is set forth as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The descriptions of the Indenture and the Senior Notes (a form of which is attached as an exhibit to the Indenture) in this report are only summaries and are qualified in their entirety by reference to the actual terms of the Indenture and the Senior Notes, respectively.

The Senior Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment to all of the Company’s existing and future senior debt (without giving effect to any collateral arrangements) and senior in right of payment to all of the Company’s existing and future subordinated debt. The Senior Notes will bear interest from December 9, 2019 at an annual rate of 4.625%, payable semi-annually on each June 15 and December 15 during which the Senior Notes are outstanding, commencing on June 15, 2020. The Senior Notes will mature on December 15, 2027. The Company may redeem the Senior Notes in whole or in part, on or after December 15, 2022, at the redemption prices set forth in the Indenture. Prior to December 15, 2022, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Indenture. In addition, prior to December 15, 2022, the Company may redeem up to 40% of the Senior Notes from the proceeds of certain equity offerings. Upon certain change of control events (as set forth in the Indenture), the holders of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The terms of the Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness, (ii) pay dividends or make other distributions or repurchase or redeem capital stock, (iii) prepay, redeem or repurchase certain debt, (iv) issue certain preferred stock or similar equity securities, (v) make loans and investments, (vi) sell assets, (vii) incur liens, (viii) enter into transactions with affiliates, (ix) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends and (x) consolidate, merge or sell all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications. The Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy or insolvency events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable, or, in certain circumstances, the Senior Notes automatically will become due and payable immediately.

The Trustee and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Third Amended and Restated Loan Agreement

On December 9, 2019, the Company amended its existing credit facility with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; Ally Bank; American Honda Finance Corporation; Bank of America, N.A.; Branch Banking & Trust Company; BMO Harris Bank, N.A.; BMW Financial Services NA, LLC; Capital One, N.A.; Hyundai Capital America; JPMorgan Chase Bank, N.A.; M&T Bank; Mercedes-Benz Financial Services USA LLC; Nissan Motor Acceptance Corporation; PNC Bank, National Association; Santander Bank, N.A.; TD Bank, N.A.; Toyota Motor Credit Corporation; VW Credit, Inc.; and Wells Fargo Bank, NA, as lenders (the “Lenders”), pursuant to a Third Amended and Restated Loan Agreement (the “Loan Agreement”).

Among other changes, the Loan Agreement:

•	increases the total financing commitment from $2.6 billion to $2.8 billion (which may be further expanded, subject to lender approval and the satisfaction of other conditions, up to a total of $3.2 billion);

•	extends the expiration date of the credit facility to January 1, 2025 (additionally includes 1-year extension options available annually subject to lender threshold consent and the satisfaction of other conditions);

•	and adds a service loaner floorplan line with an aggregate financing commitment not to exceed $100 million, to be governed by a borrowing base with 85% advance rate at an interest rate of LIBOR plus 1.20%;

•	reduces the interest rate margin applicable to LIBOR new vehicle floorplan loans (from 1.25% per annum to 1.10% per annum), used vehicle floorplan loans (from 1.50% per annum to 1.40% per annum) and revolving loans and letter-of-credit obligations (a reduction of 0.25% per annum for each leverage tier), and reduces the interest rate margin applicable to alternate base rate loans; and

•	increases the maximum permitted leverage ratio from 5.00x to 5.75x.

Under the Loan Agreement, the initial allocation of the financing commitment is for up to $358 million in used vehicle inventory floorplan financing, up to $247 million in revolving financing for general corporate purposes, including acquisitions and working capital, up to $2.095 billion in new vehicle inventory floorplan financing, and up to $100 million in service loaner vehicle floorplan financing. The Loan Agreement permits certain reallocations of the financing commitments provided that, among other requirements, the aggregate used vehicle floorplan commitment may not be more than 16.5% of the amount of the aggregate commitment, and the aggregate revolving loan commitment may not be more than 18.75% of the amount of the aggregate commitment.

A copy of the Loan Agreement is set forth as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The description of the Loan Agreement in this report is only a summary and is qualified in its entirety by reference to the actual terms of the Loan Agreement.

The Lenders and their affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Press Release

A copy of the press release announcing that the Company has completed its offering of the Senior Notes and entered into the Loan Agreement is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 9, 2019, among Lithia Motors, Inc., the Guarantors and the Trustee

4.2	Form of 4.625% Senior Notes due 2027 (included as part of Exhibit 4.1)

10.1

Third Amended and Restated Loan Agreement, dated December 9, 2019, among Lithia Motors, Inc., the subsidiaries of Lithia Motors, Inc. listed on the signature pages of the agreement or that thereafter become borrowers thereunder, the lenders party thereto from time to time, and U.S. Bank National Association

99.1	Press Release of Lithia Motors, Inc. dated December 13, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2019		LITHIA MOTORS, INC.

	By:	/s/ Tina Miller
Tina Miller Senior Vice President and Chief Financial Officer